UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) October 30, 2019
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 505-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 25, 2019, NovaQuest Co-Investment Fund X, L.P. (“NovaQuest”) provided written notice to Brickell Biotech, Inc. (the “Company”) of its determination that a “Material Adverse Event” (as defined in Section 1.1 of the Funding Agreement previously entered into between NovaQuest and the Company (the “Funding Agreement”)) occurred as a result of the matters described in the Form 8-K filed by the Company on October 24, 2019 (the “October 24 Form 8-K”). As a result, NovaQuest exercised its right under Section 3.3(e) of the Funding Agreement to suspend further Development Payments (as defined in Section 3.1(a) of the Funding Agreement). Pursuant to the Funding Agreement, NovaQuest is obligated to resume Development Payments if the Material Adverse Event is resolved or cured by the Company to NovaQuest’s reasonable satisfaction by October 25, 2020. If the Material Adverse Event is not resolved or cured to NovaQuest’s reasonable satisfaction by such date, then NovaQuest may, in its sole discretion, terminate any future payment obligation under the Funding Agreement and Brickell may be obligated to make certain payments to NovaQuest.

Additionally, as a result of the matters described in the October 24 Form 8-K, the timeline for the Company’s Phase 3 clinical trials in subjects with primary axillary hyperhidrosis in the United States may be impacted. We intend to provide an update on the timeline when we have further clarity.

Today the Company initiated an arbitration proceeding pursuant to Article 9 of the License Agreement previously entered into between Bodor Laboratories, Inc. (“Bodor”), Nicholas S. Bodor and the Company (the “License Agreement”) with the American Arbitration Association (“AAA”) in Florida against Bodor and Nicholas S. Bodor. This arbitration seeks a declaratory judgment that the purported termination of the License Agreement by Bodor and Nicholas S. Bodor was invalid and unenforceable and asserts (i) a claim for breach of the License Agreement against Bodor and Nicholas S. Bodor, in his individual capacity, and (ii) a claim against Bodor and Nicholas S. Bodor for tortious interference with the Company’s business relations. We have requested expedited treatment of the arbitration proceeding and concurrent mandatory mediation under the AAA rules. The Company concurrently filed today with the United States District Court for the Southern District of Florida a motion to dismiss the complaint brought against the Company by Bodor and Nicholas S. Bodor described in the October 24 Form 8-K.

A copy of the Company’s press release announcing the aforementioned events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2019	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer

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